Exhibit 10.20

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated August 30, 2016 is by and among Resdevco Ltd., a company incorporated under the laws of the state of Israel (“Resdevco”) and OcuWize Ltd., a company incorporated under the laws of the state of Israel (“OcuWize”).

WHEREAS OcuWize is a subsidiary wholly-owned by Wize Pharma Ltd. (“Wize Pharma”) and Wize Pharma and Resdevco have entered into an Exclusive Distribution and Licensing Agreement signed on May 4, 2015, having taken effect as of May 4, 2015, and amended several times subsequently thereafter (together with its amendments, the “Distribution Agreement”); and

WHEREAS Wize Pharma wishes to transfer and assign to OcuWize all of its rights and obligations under the Distribution Agreement in accordance with Article 13 of the Distribution Agreement (“Article 13”), pursuant to the assignment letter dated July 13, 2016 (the “Assignment Letter” and the “Effective Date,” respectively) attached hereto as Schedule A; and

WHEREAS according to Article 13 such assignment required this Assumption Agreement; and

WHEREAS Resdevco hereby agrees to the assignment as set forth in the Assignment Letter and in this Assumption Agreement;

NOW, THEREFORE, it is hereby acknowledged that:

1.         Assignment and Assumption. OcuWize hereby assumes all of Wize Pharma’s undertakings stipulated in the Distribution Agreement. Any liability imposed on Wize Pharma under the Distribution Agreement shall be imposed on OcuWize as of the Effective Date. OcuWize is obligated to fulfill the Distribution Agreement in its entirety as if OcuWize has replaced Wize Pharma’s (known there by its former name: Star Night Technologies Ltd.) as party to the Distribution Agreement with respect to its term and conditions. All obligations (apart from that arranged in this Assumption Agreement) will apply to OcuWize and OcuWize committed to them. All references to “Licensee” in the Distribution Agreement will in effect refer to OcuWize;

2.          Miscellaneous.

(a)         Any notice must be in writing and sent to the address of the party listed on the Signature Page.

(b)         The parties do not intend that any agency or partnership be created by this Assumption Agreement.

(c)         This Assumption Agreement may only be modified by a written amendment executed by an authorized representative of each party.

(d)         Any waiver must be explicit and in writing. No waiver by a party of a breach by another party will constitute a waiver of any different or succeeding breach.

(e)         This Assumption Agreement will be governed by and construed in accordance with the laws of the State of Israel without reference to any principles of conflicts of law. Any dispute arising under or relating to this Assumption Agreement or any transactions contemplated herein shall be resolved by the competent courts of Jerusalem, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

(f)         This Assumption Agreement (including the Assignment Letter) and the Distribution Agreement contain the entire agreement between the parties with respect to the subject matter of this Assumption Agreement and supersede all other oral or written representations, statements, or agreements with respect to such subject matter.

(g)         This Assumption Agreement hereby binds the parties and their respective heirs, successors, assignees, and personal representatives. OcuWize may not assign this Assumption Agreement without the prior written consent of Resdevco unless such assignment complies in accordance with Article 13.

(h)         This Assumption Agreement may be signed in counterparts which, taken as a whole, will constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be duly executed as of the date first written above.

	Resdevco	Ocu Wize

By:	/s/ Prof. S. Dikstein	By:	/s/ Or Eisenberg
Name:	Prof. S. Dikstein	Name:	Or Eisenbeng
Title:	CEO	Title:	CFO & CEO

Wize Pharma Ltd

2 Hamenofim st. Herzliya Pituach, P.O 12909

Tel: 072-2600536 Fax: 072-2600537

July 13, 2016

For the attention of:

Resdevco Ltd.

7 Habanay st.

Jerusalem

Israel

Dear Sir,

Re:	Assignment of Agreements

For the sake of good order, we wish to inform you that in accordance with Section 13 of the Exclusive distribution and licensing agreement signed on May 1, 2015 between Wize Pharma Ltd. (known by its former name: Star Night Technologies Ltd.) (“Wize Pharma”) and with Resdevco Ltd. (“Resdevco”), the agreements listed in the attached Appendix A were assigned to OcuWize Ltd., a company owned and controlled by Wize Pharma (“OcuWize”). With the exception of said assignment no changes were made to the agreements. Furthermore, in any future agreement between us (as may be), Wize Pharma will enter into agreements (as may be) using OcuWize.

Assignment of the agreements will enter into force as of the date of this letter.

Sincerely,

/s/ Or Eisenberg
Or Eisenberg
CFO & Acting CEO

OcuWize Ltd. Confirmation

We, the undersigned, OcuWize Ltd., hereby confirm our consent to the above, and hereby accept all Wize Pharma undertakings in and rights to the agreements listed in Appendix A.

/s/ Or Eisenberg
OcuWize Ltd.

Appendix A

No.	Date of the Agreement*	Title
1.	May 1, 2015	Exclusive distribution and licensing agreement (“Licensing Agreement”)
2.	May 11, 2015	Appendix E of the Licensing Agreement
3.	November 22, 2015	Amendment to Licensing Agreement - Worldwide Rights to the Unit Dose Eye Product
4.	November 22, 2015	Amendment 1 to Licensing Agreement - Israeli Market
5.	March 20, 2016	Amendment 2 to Licensing Agreement
6.	May 31, 2016	Amendment 1 to Licensing Agreement - Israeli Market
7.	May 31, 2016	Amendment 2 to Licensing Agreement - Ukraine market

*      Parties to the agreements and amendments above are Wize Pharma and Resdevco.